Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement No. 333-188266 on Form S-8 dated May 1, 2013
Registration Statement No. 333-173717 on Form S-8 dated April 25, 2011
Registration Statement No. 333-173715 on Form S-8 dated April 25, 2011
Registration Statement No. 333-173714 on Form S-8 dated April 25, 2011
Registration Statement No. 333-173713 on Form S-8 dated April 25, 2011
Registration Statement No. 333-157452 on Form S-3 dated February 20, 2009
Registration Statement No. 333-101712 on Form S-8 dated December 6, 2002
Registration Statement No. 333-101711 on Form S-8 dated December 6, 2002
Registration Statement No. 333-101710 on Form S-8 dated December 6, 2002
Registration Statement No. 333-101709 on Form S-8 dated December 6, 2002
Registration Statement No. 333-64314 on Form S-8 dated July 2, 2001
Registration Statement No. 333-64304 on Form S-8 dated July 2, 2001
Registration Statement No. 333-26243 on Form S-8 dated April 30, 1997
Registration Statement No. 33-81852 on Form S-8 dated July 22, 1994
Registration Statement No. 33-8840 on Form S-2 dated September 16, 1986 of our reports dated February 20, 2015, with respect to the consolidated financial statements of 1st Source Corporation and subsidiaries and the effectiveness of internal control over financial reporting of 1st Source Corporation included in this Annual Report (Form 10-K) of 1st Source Corporation for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Chicago, Illinois
February 20, 2015